UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Change of Independent Registered Public Accounting Firm

On June 29, 2022, the Company’s Board of Directors (the “Board”) approved replacing Turner, Stone & Company, LLP (the “Former Accountant”) as our independent registered public accounting firm, with Grassi & Co. CPAs, P.C. (the “New Accountant”) as our independent registered public accounting firm, effective July 1, 2022. The engagement of the New Accountant was recommended and approved by the Board.

The Former Accountant’s audit report on our financial statements for the year ended December 31, 2021 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Freed Maxick CPAs, P.C. (the “Previous Accountant”) on our financial statements for the year ended December 31, 2020 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

For the years ended December 31, 2021 and 2020 and the interim period ending June 30, 2022, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant or the Previous Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Accountant or Previous Accountant, would have caused them to make reference thereto in their reports on the financial statements for such periods.

For the years ended December 31, 2021 and 2020 and the interim period ending June 30, 2022, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K): as disclosed in Part II, Item 9A of the Company’s Form 10-K/A for the year ended December 31, 2021, the Former Accountant advised the Company that the internal controls necessary for the Company to develop reliable financial statements for such period did not exist; and as disclosed in the Company’s Current Report on Form 8-K dated December 3, 2021, the Previous Accountant advised the Company that the internal controls necessary for the Company to develop reliable financial statements for such period did not exist. Other than such reportable events, there were no other reportable events for the years ended December 31, 2021 and 2020 and the interim period ending June 30, 2022.

The Company’s internal controls have not been fully remediated as of the date of this Current Report on Form 8-K. Our Board discussed the subject matter of the reportable event with the Former Accountant and the Previous Accountant. We authorized the Former Accountant and the Previous Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the audited periods by the Former Accountant and the Previous Accountant, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On November 14, 2022, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Turner, Stone & Company, LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

November 14, 2022	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer